Table of Contents

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-209534 on Form S-8 of our report dated June 9, 2020, appearing in this Annual Report on Form 11-K of the Olin Corporation Contributing Employee Ownership Plan for the year ended December 31, 2019.

/s/ Brown Smith Wallace, LLC

St. Louis, Missouri
June 9, 2020

14